Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-184624, 333-205214, and 333-205215) of Xura, Inc. of our report dated May 23, 2016, relating to the financial statements and financial statement schedule which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 23, 2016